Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use of our opinion dated April 10, 2006 on the consolidated financial statements of Banyan Corporation and subsidiaries for the fiscal year ended December 31, 2005 in the Registration Statement on Form SB-2 and to the reference to our firm under the caption “Experts” in the Prospectus.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada April 20, 2006	Chartered Accountants

1167 Caledonia Road Toronto, Ontario M6A 2X1 Tel: 416 785 5353 Fax: 416 785 5663